EXHIBIT 32.1

                            SECTION 906 CERTIFICATION

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                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Imaging3, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2006 (the "Report") I, Dean Janes, Chief Executive Officer (Principal Executive Officer) of the Company, and I, Xavier Aguilera, Chief Financial Officer (Principal Financial/Accounting Officer) of the Company, each certify, pursuant to 18USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/Dean Janes                                          Date:  November 14, 2006
--------------------------------------------
Dean Janes, Chief Executive Officer
(Principal Executive Officer)


/s/Xavier Aguilera                                     Date:  November 14, 2006
---------------------------------------------
Xavier Aguilera, Chief Financial Officer
(Principal Financial/Accounting Officer)

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.